Exhibit 10.1

LOAN MODIFICATION AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS

THIS LOAN MODIFICATION AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS

(this "Agreement") is being entered into as of the l9th day of May, 2022, by and between CADENCE BANK, a Mississippi state banking corporation with its bank headquarters in Tupelo, Mississippi (the "Bank"), and ADTRAN, INC., a Delaware corporation (the "Borrower").

PREAMBLE

The Borrower is the maker of a certain Promissory Note dated as of the 4th day of November, 2020 (the "Note"), which evidences a certain TEN MILLION and NO/100 Dollars ($10,000,000.00) loan from the Bank to the Borrower (the "Loan"). The Loan was made available pursuant to a certain Revolving Credit and Security Agreement by and between the Bank and the Borrower dated as of the 4th day of November, 2020 (the "Loan Agreement"; any capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Loan Agreement), and is secured by, among other things, that certain Security Agreement by and between the Bank and the Borrower dated as of the 41h day of November, 2020. The Bank and the Borrower have agreed to modify the Loan, and to amend the documents and instruments evidencing, securing, relating to, guaranteeing or executed or delivered in connection with the Loan, all as modified by that certain Loan Modification Agreement and Amendment to Loan Documents by and between the Bank and the Borrower dated as of the 4•h day of November, 2021 (as modified, collectively the "Loan Documents").

Accordingly, the Bank and the Borrower have agreed that the Loan shall be further modified, and that the Loan Documents shall be further amended as set forth below.

AGREEMENT

NOW, THEREFORE, the parties, intending to be legally bound hereby, agree as follows, notwithstanding anything in the Loan Documents to the contrary:

A.
Modification of Loan and Loan Documents. The Loan and Loan Documents shall be and the same hereby are amended as follows:

(i)
The maximum amount of the Loan shall be changed to TWENTY-FIVE MILLION AND NO/100 DOLLARS (S25,000,000.00).

(ii)
Sections 6.l(v) and (vi) of the Loan Agreement shall be and the same hereby are deleted in their entirety with the following inserted in lieu thereof:

"(v) monthly investment account statements from Portfolio Manager within thirty days of each month end; and (vi) such other financial) and related information when and as requested by Bank regarding Borrower, the Collateral and any endorser, guarantor or surety of any of the Liabilities of Borrower to Bank, including balance confirmations of Collateral as requested."

(iii)
Section 6.9 of the Loan Agreement shall be and the same hereby is deleted in its entirety with the following inserted in lieu thereof:

"6.9 Loan to Value. To be tested at any time by Bank, but at least quarterly, there shall be a maximum Loan to Value of eighty-five percent (85%) determined

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by dividing the full commitment amount of the Loan on the date of testing by the market value of the Collateral described in that certain Security Agreement."

(iv)
The terms and conditions of the Note shall be and the same are amended and restated by that certain Amended and Restated Promissory Note by Borrower in favor of the Bank dated of even date herewith (the "Amended and Restated Note"). From and after the date hereof, the term ''Note" as used in the Loan Documents shall refer to the Amended and Restated Note for all intents and purposes.

C.
Effect on Loan Documents. Each of the Loan Documents shall be deemed amended as set forth hereinabove and to the extent necessary to carry out the intent of this Agreement. Without limiting the generality of the foregoing, each reference in the Loan Documents to the "Note", the "Loan Agreement", or any other "Loan Documents" shall be deemed to be references to said documents, as amended hereby. Except as is expressly set forth herein, all of the Loan Documents shall remain in full force and effect in accordance with their respective terms and all of the remaining terms and provisions of the Loan Documents are hereby ratified and confirmed. Borrower agrees that Loan Documents shall continue to evidence, secure, guarantee or relate to, as the case may be, the Loan.

D.
Representations and Warranties. Each representation and warranty contained in the Loan Documents is hereby reaffirmed as of the date hereof. The Borrower hereby represents, warrants and certifies to Bank that no Event of Default nor any condition or event that with notice or lapse of time or both would constitute an Event of Default, has occurred and is continuing under any of the Loan Documents or the Loan, and that Borrower has no offsets or claims against Bank arising under, related to, or connected with the Loan, the Loan Agreement or any of the other Loan Documents.

E.
Additional Documentation; Expenses. If requested by Bank, Borrower shall provide to Bank (i) if Borrower is a business organization, certified resolutions properly authorizing the transactions contemplated hereby and the execution of this Agreement and all other documents and instruments being executed in connection herewith and (ii) all other documents and instruments required by Bank; all in form and substance satisfactory to Bank. Borrower shall pay any recording and all other expenses incurred by Bank and Borrower in connection with the modification of the Loan and any other transactions contemplated hereby, including without limitation, any applicable title or other insurance premiums, survey costs, legal expenses, recording fees and taxes.

F.
Release of Claims. The Borrower acknowledges and confirms its obligations to the Bank for repayment of the Loan and Note indebtedness (the "Indebtedness"). The Borrower and further acknowledges and represents that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever (collectively, the "Loan Defenses" ) that can be asserted to reduce or eliminate all or any part of their liability to repay the Indebtedness to the Bank. To the extent that any such Loan Defenses exist, and for and in consideration of the Bank's commitments contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, they are hereby fully, forever and irrevocably released.

By their execution below, for and in consideration of the Bank's commitments contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Borrower, for itself and for its respective successors, executors, heirs, administrators, and assigns, each hereby acknowledge and agree that neither the Bank, nor any of its officers, directors, employees, agents, servants, representatives, attorneys, loan participants, successors, successors-in-interest, predecessors-in-interest and assigns (hereinafter referred to collectively as the "Released Parties") have interfered with or impaired the acquisition, collection, use, ownership, disposition, disbursement, leasing or sale of any of the collateral which secures the Loan (the "Collateral"), and that the Borrower does not have any claim of any nature

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whatsoever, at law, in equity or otherwise, against the Released Parties, or any of them, as a result of any acts or omissions of the Released Parties, or any of them, under the Loan Documents or in connection to the Loan or the Collateral prior to and including the date hereof. The Borrower, for itself and for its respective successors, executors, heirs, administrators, and assigns, hereby unconditionally waive and release the Released Parties, and forever discharge the Released Parties, of and from and against any and all manner of action, suits, claims, counterclaims, causes of action, offsets, deductions, breach or breaches, default or defaults, debts, dues, sums of money, accounts, deposits, damages, expenses, losses, liabilities, costs, expenses, any and all demands whatsoever and compensation of every kind and nature, past, present, and future, known or unknown (herein collectively, "Claims") that the Borrower or any of the Borrower's successors, successors-in-interest, heirs, executors, administrators, or assigns, or any one of them, can or now have or may have at any time hereafter against the Released Parties, or any of them, by reason of any matter, cause, transaction, occurrence or omission whatsoever, which happened or has happened on or before the date of this Agreement, on account of or arising from or which is connected in any manner whatsoever with the Loan, the Indebtedness, the Collateral, the Loan Documents, any related documents, or any and all collateral which has served or is serving as security for the Loan or the Loan Documents, or which is related to any and all transactions and dealings with among Bank and the Borrower, or any other matter or thing that has occurred before the signing of the Agreement, known or unknown. Any and all such Claims are hereby declared to be satisfied and settled, and the Borrower, for itself and for its respective successors, executors, heirs, administrators, and assigns, each hereby discharge the Released Parties from any liability with respect to any and all such Claims.

F.
Waiver of Trial by Jury. BANK AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVE ANY RIGHTS THEY MAY HA VE TO TRIAL BY JURY 1N RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN, THE NOTE, ALL OTHER DOCUMENTS GIVEN TO EVIDENCE OR SECURE THE LOAN, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS RELATED THERETO (WHETHER VERBAL OR WRJTTEN).

G.
Counterparts. This Agreement may be executed in any number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one (I) document and agreement, but in making proof of this document, it shall not be necessary to produce or account for more than one such counterpart, and counterpart pages may be combined into one single document.

H.
Seal. This Agreement is intended to take effect as a sealed instrument. [SIGNATURES APPEAR ON FOLLOWING PAGE.]

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[SIGNATURE PAGE TO LOAN MODIFICATION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed as of the date first set forth above.

BORROWER:

ADTRAN, INC., a Delaware corporation

By: /s/ Michael K Foliano

Printed Name: Michael K. Foliano

Title: CFO

STATE OF Alabama

COUNTY OF Madison

I, Ashely Michelle Jackson a notary public in and for said county in said state, hereby certify that Michael K. Foliano, whose name as CFO of ADTRAN, Inc., a Delaware corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this 12th day of May, 2022.

Ashley Michelle Jackson

Notary Public

[NOTARIAL SEAL]

My Commission Expires: April 23, 2023

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[SIGNATURE PAGE TO LOAN MODIFICATION (continued)]

Bank:

CADENCE BANK, a Mississippi state banking corporation with its bank headquarters in Tupelo, Missippi

By: /s/ Barbara Mulligan (SEAL)

Printed Name: Barbara Mulligan

Title: SVP

STATE OF Alabama

COUNTY OF Jefferson

I, Jennifer Uhlich Miller Jackson a notary public in and for said county in said state, hereby certify that Barbara Mulligan, whose name as Senior Vice President of Cadence Bank, a Mississippi state banking corporation with its bank headquarters in Tupelo, Mississippi, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this 18th day of May, 2022.

Jennifer Uhlich Miller

Notary Public

[NOTARIAL SEAL]

My Commission Expires: May 16, 2024

[End of signatures.]

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